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                           [ERNST & YOUNG LETTERHEAD]

                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation of our reports dated March 7, 1997, March 6, 1998 and March 26, 1999, with respect to the balance sheets of Marwal Systems as of December 31, 1996, December 31, 1997 and December 31, 1998 and the related statements of income for the years then ended, which reports are included or incorporated by reference in the Form 10-K/A of Walbro Corporation, into the Company's previously filed Registration Statement File Numbers 33-20841, 33-32068 and 33-48562.



                                                            ERNST & YOUNG Audit


                                                            /s/ Gilles Meyer


                                                            Gilles Meyer


April 19, 1999